UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information included, or incorporated by reference, in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Purchase Agreement

On February 5, 2013, Genesis Energy, L.P. (the “Partnership”), Genesis Energy Finance Corporation (together with the Partnership, the “Issuers”) and certain subsidiary guarantors (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC (the “Representative”), as representative of a group of initial purchasers named in the Purchase Agreement, in connection with the Issuers’ private placement of senior notes.

The Purchase Agreement provides for, among other things, the issuance and sale by the Issuers of $350 million in aggregate principal amount of 5 3/4% senior unsecured notes due 2021 (the “Notes”). The offer and sale of the securities has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The securities were offered and issued only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Purchase Agreement provides that the obligations of the initial purchasers to purchase the Notes were subject to receipt of legal opinions by counsel and to other customary conditions. The initial purchasers were obligated to purchase all the Notes if they purchased any of the Notes. The Issuers and the Guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make because of any of those liabilities.

The Issuers intend to use the net proceeds from the Notes offering to repay outstanding borrowings under the Partnership’s revolving credit facility and for general partnership purposes.

The Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference. The description of the Purchase Agreement contained herein is qualified in its entirety by the full text of such exhibit.

From time to time, the initial purchasers and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to the Partnership and its affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. In addition, affiliates of the initial purchasers are lenders under the Partnership’s revolving credit facility.

Indenture

The Notes were issued pursuant to an Indenture dated February 8, 2013 among the Issuers, the Guarantors, and U.S. Bank National Association, as trustee.

The Notes will mature on February 15, 2021 with interest accruing at a rate of 5 3/4% per annum and payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing August 15, 2013. The Notes are guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture. Upon a continuing event of default, the trustee or the holders of 25% principal amount of the Notes may declare the Notes immediately due and payable, except that an event of default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause the Notes to become due and payable.

The Issuers will have the option to redeem the Notes, in whole or in part, at any time on or after February 15, 2017, at the redemption prices (expressed as percentages of principal amount) of 102.875% for the twelve-month period beginning on February 15, 2017, 101.438% for the twelve-month period beginning on February 15, 2018 and 100.000% beginning on February 15, 2019 and at any time thereafter, together with any accrued and unpaid interest to, but not including, the date of redemption. In addition, before February 15, 2017, the Issuers may redeem all or any part of the Notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. Furthermore, before February 15, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain public or private equity offerings at a redemption price of 105.750% of the principal amount of Notes, plus any accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 120 days of the closing date of such equity offering. The Issuers may also be required to make an offer to purchase the Notes upon a change of control.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference. The description of the Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Registration Rights Agreement

On February 8, 2013, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Representative in connection with the Issuers’ private placement of the Notes. Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for substantially identical notes (other than with respect to restrictions on transfer or to any increase in annual interest rate) that are registered under the Securities Act so as to permit the exchange offer to be consummated by the 365th day after February 8, 2013. Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Issuers will be obligated to pay additional interest (up to a maximum of an additional 1.00%) if they fail to comply with their obligations to consummate the exchange offer or register the Notes within the time periods specified in the Registration Rights Agreement.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference. The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 8.01 Other Events.

On February 5, 2013, the Partnership issued a press release pursuant to Rule 135c of the Securities Act announcing the commencement of the Notes offering. The press release is attached as Exhibit 99.1.

On February 5, 2013, the Partnership issued a press release pursuant to Rule 135c of the Securities Act announcing the pricing of the Notes offering. The press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.
4.1	Indenture dated February 8, 2013 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated February 8, 2013 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

10.1	Purchase Agreement dated February 5, 2013 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein.

99.1	Press release of Genesis Energy, L.P. dated February 5, 2013.

99.2	Press release of Genesis Energy, L.P. dated February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: February 11, 2013	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

EXHIBIT INDEX

4.1	Indenture dated February 8, 2013 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated February 8, 2013 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

10.1	Purchase Agreement dated February 5, 2013 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein.

99.1	Press release of Genesis Energy, L.P. dated February 5, 2013.

99.2	Press release of Genesis Energy, L.P. dated February 5, 2013.